EXHIBIT 99.1

CONSENT OF PERSON NAMED TO BECOME A DIRECTOR

I hereby consent to my being named in Amendment No. 1 to the Registration Statement on Form S-1 of Consonus Technologies, Inc. (the “Company”) as a person who will become a director of the Company upon consummation of the transactions contemplated therein.

/s/ Eva T. Losacco
Name: Eva T. Losacco

August 9, 2007